Exhibit 99.1

For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone :	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Announces Expansion of Share Repurchase Program and New
Performance-Contingent Option Grants to Safety National Management Team
Wilmington, Delaware, February 22, 2008 — Delphi Financial Group, Inc. (NYSE: DFG) announced that its Board of Directors today authorized an expansion of its existing share repurchase program to permit an additional one million shares of the Company’s Class A common stock to be acquired. Under this program, purchases may be made from time to time on the open market or in privately negotiated transactions, subject to market conditions and applicable legal requirements. This expands the Company’s existing share repurchase program of 1.5 million shares authorized on November 7, 2007, which had a remaining authorization of 253,200 shares prior to such expansion.
Delphi Financial also announced that it has granted performance-contingent incentive options to the senior management team of Safety National Casualty Corporation, the Company’s subsidiary that is a leader in the market for excess workers’ compensation insurance for self-insured employers. Under the new option grants, the four top executives of Safety National’s management team each received options to purchase 225,000 shares of the Company’s Class A Common Stock, and five additional executives each received options to purchase 60,000 shares. All of these options will be forfeited if Safety National’s compound annual growth in pre-tax operating income is less than 10 percent for both of the three-year and five-year periods that begin with the current year. The options will fully vest only if 15 percent compound annual growth in pre-tax operating income for the five-year period is achieved.
Robert Rosenkranz, Chairman and Chief Executive Officer, said, “The expansion of Delphi’s share repurchase authorization will enable us to continue to take advantage of opportunities to build shareholder value by repurchasing our shares at attractive valuations. We are also pleased to have put in place option grants for Safety National’s management team that closely aligns their bottom-line growth targets with Delphi’s performance. Safety National’s management team is confident of its ability to achieve these ambitious growth targets despite the flattening market conditions in excess workers’ compensation, based on Safety’s continued market leadership position and unique business model.”
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related insurance coverages: group life, long-term and short-term disability, excess workers’

compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual fixed annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules and interpretations thereof, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Delphi disclaims any obligation to update forward-looking information.
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